UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 23, 2021
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road	78216
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) John A. Constantine, a director of XPEL, Inc. (the “Company”), resigned all of his positions on July 23, 2021. Mr. Constantine was a member of the Audit and Compensation Committees of the Board of Directors and a member and the Chairman of the Nominating and Corporate Governance Committee. Mr. Constantine resigned for personal reasons and not the result of any disagreements with the Company, its management, the Board of Directors or any committee of the Board.

In light of Mr. Constantine’s resignation and in order for the Company to maintain compliance with the corporate governance requirements of the Nasdaq Stock Market, Mark E. Adams, an independent director of the Company, has been appointed to the Audit Committee, Michael A. Klonne, an independent director of the Company, has been appointed to the Compensation Committee, and Richard K. Crumly, an independent director of the Company, has been appointed to the Nominating and Corporate Governance Committee and been elected as its Chairman. All of the members of each of the Committees is an independent director.

  Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
17.1	Letter from John A. Constantine dated July 23, 2021
99.1	Press Release Dated July 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: July 26, 2021	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer